SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement
Item 2.01     Completion of Acquisition or Disposition of Assets

On August 20, 2013, CodeSmart Holdings, Inc. (the “Company”), The CodeSmart Group, Inc. (“CodeSmart NV”), a Nevada corporation and Marc Kovens who owned 11,500,000 shares of the common stock of CodeSmart NV, representing 31.94% of the total outstanding shares of CodeSmart NV (“Kovens”) entered into and consummated transactions pursuant to a Share Exchange Agreement (the “Share Exchange Agreement,” such transaction referred to as the “Share Exchange Transaction”), whereby (i) the Company issued to Kovens an aggregate of 2,808,000 shares (the “Shares”)  of the Company’s common stock, par value $.0001 (“Common Stock”) and (ii) the Company paid Kovens in cash $1,350,000, in exchange for the 31.94% of equity interests of CodeSmart NV held by Kovens. As a result of the Share Exchange Transaction, CodeSmart NV became a wholly-owned subsidiary of the Company.

The Share Exchange Agreement contains representations and warranties by the Company, CodeSmart NV and Kovens which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries; authorization and validity of the transaction and transaction documents; consents being obtained or not required to consummate the transaction; no conflict or violation of Articles of Incorporations and By-laws, with respect to CodeSmart NV: authorization; capitalization; and title to CodeSmart NV’s common stock being exchanged, and with respect to Kovens: authorization; no conflict or violation of law; investment purpose; accredited investor status; reliance on exemption on the Company’s Common Stock to be exchanged; and transfer or resale pursuant to the 1933 Act, as amended. The Company also granted Kovens piggy-back registration rights with respect to the Shares, where the Company will be obligated to include the Shares in a registration statement which the Company prepares to file with the SEC relating to an offering for the Company’s own account or the account of others under the Securities Act, other than an underwritten offering or on Form S-4 or Form S-8.

Also on August 20, 2013, the Company consummated a second closing of a private placement of its Common Stock to certain accredited investors pursuant to a Subscription Agreement, dated June 19, 2013 (the “Subscription Agreement”) at the price of $1.50 per share (the “PIPE”). The Company sold a total of 363,334 shares of Common Stock for proceeds of $545,000.  The Subscription Agreement, as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2013, is incorporated by reference herein. The Company utilized the proceeds from the two closings of the PIPE to pay for the cash consideration as required under the Share Exchange Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, on August 20, 2013, we issued 2,808,000 shares of our Common Stock to Kovens in exchange for 31.94% of the outstanding shares of CodeSmart NV. In addition, the Company sold a total of 363,334 shares of Common Stock in the PIPE on August 20, 2013.

The above referenced issuances of the Company securities were not registered under the Securities Act of 1933. We relied on exemptions under Section 4(2) of the Securities Act of 1933 to issue the Company’s shares in the Share Exchange Transaction and the PIPE.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

10.1	Form of Share Exchange Agreement, dated August 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: August 26, 2013	By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Chief Executive Officer